                                                        Exhibit No. EX. 99.h.2.A

                              AMENDED AND RESTATED
                       FUND ACCOUNTING SERVICING AGREEMENT

     THIS AGREEMENT originally made and entered into on February 2, 1998, by and between THE OLSTEIN  FUNDS,  a Delaware  statutory  trust (the "Trust") and U.S.
BANCORP FUND SERVICES,  LLC, a Wisconsin  limited liability company ("USBFS") is amended and restated as of May 24, 2006.

     WHEREAS,  the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management  investment company,  and is authorized to issue shares of beneficial  interest in separate  series,  with each such series  representing  interests in a separate  portfolio of securities and other assets;

     WHEREAS,  USBFS is, among other things, in the business of providing mutual fund accounting services to investment companies; and

     WHEREAS,  the Trust desires to retain USBFS to provide accounting  services to each series of the Trust  listed on Exhibit A hereto (as amended from time to time) (each a "Fund" and collectively, the "Funds").

     NOW,  THEREFORE,  in  consideration  of the promises  and mutual  covenants herein  contained,  and other good and  valuable  consideration,  the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.   Appointment of USBFS as Fund Accountant

     The Trust  hereby  appoints  USBFS as fund  accountant  of the Trust on the terms and conditions set forth in this Agreement,  and USBFS hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement. The services and duties of USBFS shall be confined to those matters expressly set forth herein, and no implied duties are assumed by or may be asserted against USBFS hereunder.

2.   Services and Duties of USBFS

     USBFS shall provide the following accounting services to the Fund:

     A.   Portfolio Accounting Services:

          (1)  Maintain portfolio records on a trade date+1 basis using security
               trade   information   communicated  from  the  Fund's  investment
               adviser.

          (2)  For each  valuation  date,  obtain  prices from a pricing  source approved  by the board of  trustees  of the Trust (the  "Board of
               Trustees") and apply those prices to the portfolio positions. For
               those  securities   where  market   quotations  are  not  readily
               available,  the Board of Trustees shall  approve,  in good faith, procedures for determining the fair value for such securities.

          (3)  Identify  interest  and  dividend  accrual  balances  as of  each valuation date and calculate  gross  earnings on investments  for each accounting period.

          (4)  Determine  gain/loss  on  security  sales  and  identify  them as short-term or long-term;  account for periodic  distributions  of gains or losses to shareholders and maintain  undistributed  gain or loss balances as of each valuation date.

          (5)  On a daily  basis,  reconcile  cash of the Fund  with the  Fund's custodian.

          (6)  Transmit  a  copy  of  the  portfolio  valuation  to  the  Fund's investment adviser daily.

          (7)  Review the impact of current day's activity on a per share basis, and review changes in market value.

     B.   Expense Accrual and Payment Services:

          (1)  For each valuation date, calculate the expense accrual amounts as directed by the Trust as to methodology, rate or dollar amount.

          (2)  Process and record  payments  for Fund  expenses  upon receipt of written authorization from the Trust.

          (3)  Account  for  Fund  expenditures  and  maintain  expense  accrual balances  at the level of  accounting  detail,  as agreed upon by
               USBFS and the Trust.

          (4)  Provide expense accrual and payment reporting.

     C.   Fund Valuation and Financial Reporting Services:

          (1)  Account for Fund share purchases,  sales,  exchanges,  transfers, dividend reinvestments, and other Fund share activity as reported by the Fund's transfer agent on a timely basis.

          (2)  Apply equalization accounting as directed by the Trust.

          (3)  Determine net  investment  income  (earnings)  for the Fund as of each  valuation  date.  Account  for  periodic  distributions  of
               earnings  to   shareholders   and  maintain   undistributed   net
               investment income balances as of each valuation date.

          (4)  Maintain  a  general  ledger  and  other  accounts,   books,  and
               financial records for the Fund in the form as agreed upon.

          (5)  Determine  the net  asset  value  of the  Fund  according  to the accounting  policies  and  procedures  set  forth  in the  Fund's current prospectus.

          (6)  Calculate per share net asset value, per share net earnings,  and other per share  amounts  reflective  of Fund  operations at such time as required by the nature and characteristics of the Fund.

          (7)  Communicate  to the Trust,  at an agreed upon time, the per share net asset value for each valuation date.

          (8)  Prepare  monthly reports that document the adequacy of accounting detail to support month-end ledger balances.

          (9)  Prepare monthly security transactions listings.

     D.   Tax Accounting Services:

          (1)  Maintain  accounting records for the investment  portfolio of the
               Fund  to  support  the  tax  reporting  required  for  "regulated investment companies" under the Internal Revenue Code of 1986, as amended (the "Code").

          (2)  Maintain tax lot detail for the Fund's investment portfolio.

          (3)  Calculate  taxable  gain/loss on security sales using the tax lot relief method designated by the Trust.

          (4)  Provide the  necessary  financial  information  to calculate  the taxable  components of income and capital gains  distributions to support tax reporting to the shareholders.

     E.   Compliance Control Services:

          (1)  Support  reporting  to  regulatory  bodies and support  financial statement  preparation  by making the Fund's  accounting  records available to the Trust,  the Securities  and Exchange  Commission
               (the "SEC"), and the independent accountants.

          (2)  Maintain  accounting  records  according  to  the  1940  Act  and regulations provided thereunder.

          (3)  Perform its duties  hereunder in compliance  with all  applicable
               laws  and   regulations   and  provide   any   sub-certifications
               reasonably   requested  by  the  Trust  in  connection  with  any
               certification   required   of   the   Trust   pursuant   to   the
               Sarbanes-Oxley  Act of 2002  (the  "SOX  Act")  or any  rules  or regulations promulgated by the SEC thereunder,  provided the same shall not be deemed to  change  USBFS's  standard  of care as set forth herein.

          (4)  Cooperate with the Trust's  independent  accountants and take all reasonable  action in the  performance of its  obligations  under this  Agreement to ensure that the necessary  information is made available to such accountants for the expression of their opinion on the Fund's financial  statements  without any qualification as to the scope of their examination.

3.   License of Data; Warranty; Termination of Rights

     A.   The valuation  information and evaluations being provided to the Trust
          by  USBFS  pursuant  hereto  (collectively,   the  "Data")  are  being
          licensed,  not sold, to the Trust.  The Trust has a limited license to use the Data  only for  purposes  necessary  to  valuing  the  Trust's assets, providing relevant data to its lawyers,  accountants and Board of Trustees,  and reporting to regulatory bodies (the "License").  The
          Trust does not have any license nor right to use the Data for purposes beyond the intentions of this Agreement including, but not limited to, resale  to  other  users  or use to  create  any  type  of  historical database. The License is non-transferable and not sub-licensable.  The
          Trust's  right to use the Data  cannot be passed to or shared with any other entity, except as provided above.

          The Trust  acknowledges  the  proprietary  rights  that  USBFS and its suppliers have in the Data.

     B.   THE TRUST HEREBY  ACCEPTS THE DATA AS IS, WHERE IS, AND USBFS MAKES NO
          WARRANTIES,  EXPRESS OR IMPLIED,  AS TO MERCHANTABILITY OR FITNESS FOR
          ANY PURPOSE OR ANY OTHER MATTER.

     C.   USBFS  may stop  supplying  some or all Data to the  Trust if  USBFS's suppliers  terminate  any  agreement to provide  Data to USBFS.  Also,
          USBFS  may  stop  supplying  some or all  Data to the  Trust  if USBFS reasonably  believes  that the Trust is using the Data in violation of the License,  or breaching its duties of confidentiality  provided for hereunder,  or if any of  USBFS's  suppliers  demand  that the Data be withheld from the Trust. USBFS will provide notice to the Trust of any termination of provision of Data as soon as reasonably possible. USBFS will use its best efforts to obtain an alternative Data source for the
          Trust, in the event some or all Data becomes unavailable.

4.   Pricing of Securities

     A    For each  valuation  date,  USBFS shall  obtain  prices from a pricing source  recommended by USBFS and approved by the Board of Trustees and apply those prices to the portfolio  positions of the Fund.  For those securities  where market  quotations  are not readily  available,  the
          Board  of  Trustees  shall  approve,  in good  faith,  procedures  for determining the fair value for such securities.

          If the Trust  desires to provide a price  that  varies  from the price provided by the pricing  source,  the Trust shall promptly  notify and supply  USBFS with the price of any such  security  on each  valuation date.  All  pricing  changes  made by the Trust will be in writing and must specifically identify the securities to be changed by CUSIP, name of security, new price or rate to be applied, and, if applicable,  the time period for which the new price(s) is/are effective.

     B.   In the  event  that the  Trust at any time  receives  Data  containing evaluations,  rather than market quotations, for certain securities or
          certain  other  data  related  to  such   securities,   the  following
          provisions will apply:  (i) the Trust  acknowledges  that there may be errors  or  defects  in  the  software,  databases,  or  methodologies generating the evaluations that may cause resultant  evaluations to be inappropriate  for use in  certain  applications;  and (ii) the  Trust assumes all responsibility for edit checking, external verification of
          evaluations,   and  ultimately  the   appropriateness  of  using  Data
          containing  evaluations,  regardless  of any efforts made by USBFS and its suppliers in this respect.

5.   Changes in Accounting Procedures

     Any  resolution  passed by the Board of Trustees  that  affects  accounting practices  and  procedures  under this  Agreement  shall be effective  upon written receipt of notice and acceptance by USBFS.

6.   Changes in Equipment, Systems, Etc.

     USBFS  reserves the right to make  changes  from time to time,  as it deems advisable,  relating to its systems,  programs,  rules, operating schedules and equipment, so long as such changes do not adversely affect the services provided to the Trust under this Agreement.

7.   Compensation

     USBFS shall be  compensated  for  providing  the services set forth in this
     Agreement in accordance with the fee schedule set forth on Exhibit B hereto
     (as amended from time to time).  USBFS shall also be  compensated  for such
     out-of-pocket  expenses  (e.g.,   telecommunication  charges,  postage  and
     delivery charges,  and reproduction  charges) as are reasonably incurred by
     USBFS in performing its duties hereunder. The Trust shall pay all such fees and reimbursable  expenses within 30 calendar days following receipt of the billing  notice,  except  for any fee or  expense  subject  to a good faith dispute.  The Trust shall notify USBFS in writing  within 30 calendar  days following  receipt of each invoice if the Trust is disputing any amounts in good faith.  The Trust shall pay such disputed  amounts  within 10 calendar days of the day on which the parties  agree to the amount to be paid.  With the exception of any fee or expense the Trust is disputing in good faith as set forth above,  unpaid  invoices  shall accrue a finance charge of 1 1/2%
     per month after the due date.  Notwithstanding  anything  to the  contrary, amounts owed by the Trust to USBFS shall only be paid out of the assets and property of the particular Fund involved.

8.   Representations and Warranties

     A.   The  Trust   hereby   represents   and   warrants   to  USBFS,   which
          representations  and  warranties  shall  be  deemed  to be  continuing throughout the term of this Agreement, that:

          (1)  It  is  duly  organized  and  existing  under  the  laws  of  the jurisdiction of its organization, with full power to carry on its business as now  conducted,  to enter into this  Agreement and to perform its obligations hereunder;

          (2)  This Agreement has been duly  authorized,  executed and delivered by  the  Trust  in  accordance  with  all  requisite  action  and constitutes a valid and legally binding  obligation of the Trust, enforceable in accordance with its terms,  subject to bankruptcy, insolvency, reorganization,  moratorium and other laws of general application  affecting  the rights and remedies of creditors  and secured parties; and

          (3)  It is  conducting  its  business in  compliance  in all  material respects with all applicable laws and regulations, both state and federal,  and has obtained all regulatory  approvals necessary to carry on its  business  as now  conducted;  there is no  statute, rule,  regulation,  order  or  judgment  binding  on  it  and  no provision  of its charter,  bylaws or any contract  binding it or affecting  its property  which would  prohibit  its  execution or performance of this Agreement.

     B.   USBFS   hereby   represents   and   warrants   to  the  Trust,   which
          representations  and  warranties  shall  be  deemed  to be  continuing throughout the term of this Agreement, that:

          (1)  It  is  duly  organized  and  existing  under  the  laws  of  the jurisdiction of its organization, with full power to carry on its business as now  conducted,  to enter into this  Agreement and to perform its obligations hereunder;

          (2)  This Agreement has been duly  authorized,  executed and delivered by USBFS in accordance with all requisite  action and constitutes a valid and legally binding  obligation of USBFS,  enforceable in accordance  with its terms,  subject to  bankruptcy,  insolvency, reorganization,  moratorium and other laws of general application affecting  the rights  and  remedies  of  creditors  and  secured parties; and

          (3)  It is  conducting  its  business in  compliance  in all  material respects with all applicable laws and regulations, both state and federal,  and has obtained all regulatory  approvals necessary to carry on its  business  as now  conducted;  there is no  statute, rule,  regulation,  order  or  judgment  binding  on  it  and  no provision  of its charter,  bylaws or any contract  binding it or affecting  its property  which would  prohibit  its  execution or performance of this Agreement.

9.   Standard of Care; Indemnification; Limitation of Liability

     A.   USBFS shall exercise  reasonable care in the performance of its duties under this Agreement and any related  agreement  between USBFS and its
          Data  suppliers.  Neither USBFS nor its Data suppliers shall be liable for any error of judgment  or mistake of law or for any loss  suffered by the Trust or any third party in connection  with their duties under this  Agreement and any related  agreement  between USBFS and its Data suppliers,  including losses  resulting from mechanical  breakdowns or the failure of communication or power supplies beyond USBFS's control, except a loss arising out of or relating to USBFS's refusal or failure to  comply  with the terms of this  Agreement  or from its or its Data suppliers'  bad  faith,  negligence,  or  willful  misconduct  in  the performance of its duties under this  Agreement.  Notwithstanding  any other provision of this Agreement,  and any related  agreement between
          USBFS and its Data suppliers,  if USBFS has exercised  reasonable care in the performance of its duties under this Agreement, the Trust shall indemnify  and hold  harmless  USBFS and its Data  suppliers  from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature  (including  reasonable  attorneys' fees) that
          USBFS  or its  Data  suppliers  may  sustain  or  incur or that may be asserted against USBFS or its Data suppliers by any person arising out of or related to (X) any action  taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards,  or (ii) in reliance  upon any written or oral  instruction provided  to USBFS by any duly  authorized  officer of the  Trust,  as approved by the Board of Trustees  of the Trust,  or (Y) the Data,  or
          any  information,  service,  report,  analysis or publication  derived therefrom,  except for any and all claims, demands,  losses, expenses, and  liabilities  arising  out of or  relating  to USBFS's or its Data suppliers'  refusal  or  failure  to  comply  with  the  terms of this
          Agreement  and any  related  agreement  between  USBFS  and  its  Data suppliers or from their bad faith, negligence or willful misconduct in the  performance  of their duties under this  Agreement or any related agreement  between USBFS and its Data suppliers.  This indemnity shall be a continuing  obligation of the Trust,  its successors and assigns, notwithstanding  the  termination of this  Agreement.  As used in this paragraph, the term "USBFS" shall include USBFS's directors,  officers and employees.

          The Trust acknowledges that the Data are intended for use as an aid to
          institutional  investors,   registered  brokers  or  professionals  of
          similar   sophistication  in  making  informed  judgments   concerning
          securities.  The Trust accepts responsibility for, and acknowledges it exercises its own independent  judgment in, its selection of the Data, its  selection  of the use or  intended  use of such,  and any results obtained.  Nothing  contained herein shall be deemed to be a waiver of any  rights  existing  under  applicable  law  for the  protection  of investors.

          USBFS shall indemnify and hold the Trust harmless from and against any and all claims, demands,  losses, expenses, and liabilities of any and every nature (including reasonable attorneys' fees) that the Trust may sustain  or incur or that may be  asserted  against  the  Trust by any person arising out of any action taken or omitted to be taken by USBFS or its suppliers as a result of USBFS's or its  suppliers'  refusal or failure  to comply  with the terms of this  Agreement  or any  related agreement  between  USBFS and its  suppliers,  or from its bad  faith, negligence,  or willful  misconduct in the performance of their duties under this  Agreement or any related  agreement  between USBFS and its suppliers.  This indemnity shall be a continuing  obligation of USBFS, its successors and assigns,  notwithstanding  the  termination of this
          Agreement.  As used in this paragraph,  the term "Trust" shall include the Trust's trustees, officers and employees.

          In the event of a mechanical  breakdown or failure of communication or power  supplies  beyond its control,  USBFS shall take all  reasonable steps to  minimize  service  interruptions  for any  period  that such interruption  continues.  USBFS will make every  reasonable  effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of USBFS.  USBFS agrees that it shall, at all times,  have  reasonable  contingency  plans  with  appropriate parties,  making reasonable  provision for emergency use of electrical data  processing  equipment  to the extent  appropriate  equipment  is available.  Representatives  of the Trust shall be entitled to inspect
          USBFS's premises and operating capabilities at any time during regular business hours of USBFS,  upon reasonable  notice to USBFS.  Moreover,
          USBFS  shall  provide  the  Trust,  at such  times  as the  Trust  may
          reasonably   require,   copies  of  reports  rendered  by  independent
          accountants on the internal  controls and procedures of USBFS relating to the services provided by USBFS under this Agreement.

          Notwithstanding  the above,  USBFS reserves the right to reprocess and correct administrative errors at its own expense.

          In no case  shall  either  party be  liable  to the  other for (i) any special,  indirect  or  consequential  damages,  loss  of  profits  or goodwill  (even if advised of the  possibility  of such);  or (ii) any delay by reason of circumstances beyond its control, including acts of civil or military authority, national emergencies, labor difficulties, fire,  mechanical  breakdown,  flood  or  catastrophe,  acts  of  God,
          insurrection,   war,   riots,   or  failure   beyond  its  control  of
          transportation or power supply.

     B.   In order that the indemnification provisions contained in this section shall apply,  it is understood  that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless,  the indemnitor shall be fully and promptly  advised of all pertinent facts concerning the  situation  in  question,  and it is further  understood  that the indemnitee  will use all  reasonable  care to  notify  the  indemnitor promptly  concerning  any situation that presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee  against any claim that may be the  subject  of this  indemnification.  In the event  that the indemnitor so elects,  it will so notify the  indemnitee and thereupon the indemnitor  shall take over complete defense of the claim, and the indemnitee shall in such situation  initiate no further legal or other expenses for which it shall seek  indemnification  under this section.
          The  indemnitee  shall  in no case  confess  any  claim  or  make  any compromise  in any  case in  which  the  indemnitor  will be  asked to indemnify the indemnitee  except with the  indemnitor's  prior written consent.

     C.   The indemnity and defense provisions set forth in this Section 9 shall
          indefinitely   survive  the  termination  and/or  assignment  of  this
          Agreement.

     D.   If USBFS is acting in another  capacity  for the Trust  pursuant  to a separate agreement, nothing herein shall be deemed to relieve USBFS of any of its obligations in such other capacity.

10.  Notification of Error

     The Trust will notify USBFS of any discrepancy between USBFS and the Trust, including,  but not limited to, failing to account for a security  position in the Fund's  portfolio,  upon the later to occur of:  (i) three  business days after  receipt of any  reports  rendered  by USBFS to the Trust;  (ii)
     three business days after discovery of any error or omission not covered in the  balancing or control  procedure;  or (iii) three  business  days after receiving notice from any shareholder regarding any such discrepancy.

11.  Data Necessary to Perform Services

     The Trust or its agent shall furnish to USBFS the data necessary to perform the  services  described  herein at such times and in such form as mutually agreed upon.

12.  Proprietary and Confidential Information

     A.   USBFS  agrees on behalf of itself  and its  directors,  officers,  and employees to treat  confidentially  and as proprietary  information of the Trust, all records and other information relative to the Trust and prior, present, or potential shareholders of the Trust (and clients of said  shareholders),  and not to use such records and  information for any purpose other than the  performance  of its  responsibilities  and duties hereunder,  except (i) after prior notification to and approval in writing  by the Trust,  which  approval  shall not be  unreasonably withheld  and may not be withheld  where USBFS may be exposed to civil or criminal  contempt  proceedings  for  failure to comply,  (ii) when requested to divulge such information by duly constituted authorities, or (iii) when so requested by the Trust. Records and other information which have become known to the public through no wrongful act of USBFS or any of its employees,  agents or  representatives,  and information that was already in the  possession of USBFS prior to receipt  thereof from the Trust or its agent, shall not be subject to this paragraph.

          Further,  USBFS will  adhere to the  privacy  policies  adopted by the
          Trust  pursuant  to Title V of the  Gramm-Leach-Bliley  Act, as may be
          modified from time to time. In this regard,  USBFS shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the  security,  confidentiality  and integrity of, and  to  prevent  unauthorized  access  to  or  use  of,  records  and information relating to the Trust and its shareholders.

     B.   The  Trust,  on behalf  of  itself  and its  trustees,  officers,  and employees,  will maintain the confidential  and proprietary  nature of the Data and agrees to protect  it using the same  efforts,  but in no case less than  reasonable  efforts,  that it uses to protect  its own proprietary and confidential information.

13.  Records

     USBFS shall keep records relating to the services to be performed hereunder in the form and manner,  and for such period,  as it may deem advisable and is  agreeable  to the  Trust,  but not  inconsistent  with  the  rules  and regulations of appropriate government authorities,  in particular,  Section
     31 of the 1940 Act and the rules  thereunder.  USBFS  agrees  that all such records  prepared or  maintained  by USBFS  relating to the  services to be performed  by USBFS  hereunder  are the  property  of the Trust and will be
     preserved,   maintained,   and  made  available  in  accordance  with  such
     applicable  sections  and  rules  of the  1940  Act and  will  be  promptly surrendered  to the Trust or its  designee  on and in  accordance  with its request.

14.  Compliance with Laws

     The Trust has and retains primary responsibility for all compliance matters relating to the Fund, including but not limited to compliance with the 1940
     Act,  the Code,  the SOX Act,  the USA Patriot Act of 2002 and the policies and  limitations  of the Fund relating to its portfolio  investments as set forth in its current  prospectus  and statement of additional  information.
     USBFS's   services   hereunder   shall  not   relieve   the  Trust  of  its
     responsibilities  for assuring  such  compliance  or the Board of Trustee's oversight responsibility with respect thereto.

15.  Term of Agreement; Amendment

     This  Agreement  shall become  effective as of the date first written above and will  continue  in effect for a period of one year.  Subsequent  to the initial  one-year  term,  this  Agreement may be terminated by either party upon giving 90 days prior written notice to the other party or such shorter period as is  mutually  agreed  upon by the  parties.  Notwithstanding  the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any  material  term of this  Agreement if such breach is not cured within 15 days of notice of such breach to the  breaching  party.
     This  Agreement  may not be amended  or  modified  in any manner  except by written  agreement  executed  by USBFS and the  Trust,  and  authorized  or approved by the Board of Trustees.

16.  Duties in the Event of Termination

     In the event that, in connection  with  termination,  a successor to any of
     USBFS's duties or responsibilities  hereunder is designated by the Trust by written notice to USBFS, USBFS will promptly,  upon such termination and at the expense of the Trust,  transfer to such  successor all relevant  books, records,  correspondence  and other data established or maintained by USBFS under this Agreement in a form reasonably  acceptable to the Trust (if such form  differs  from the form in which USBFS has  maintained  the same,  the
     Trust shall pay any expenses  associated with transferring the data to such
     form),   and  will   cooperate   in  the   transfer   of  such  duties  and
     responsibilities, including provision for assistance from USBFS's personnel in the establishment of books, records and other data by such successor. If no such  successor is designated,  then such books,  records and other data shall be returned to the Trust.

17.  Assignment

     This  Agreement  shall extend to and be binding upon the parties hereto and their  respective  successors  and assigns;  provided,  however,  that this
     Agreement  shall not be assignable by the Trust without the written consent of USBFS, or by USBFS without the written consent of the Trust  accompanied by the authorization or approval of the Trust's Board of Trustees.

18.  Governing Law

     This Agreement  shall be construed in accordance with the laws of the State of Wisconsin,  without regard to conflicts of law principles. To the extent that  the  applicable  laws  of  the  State  of  Wisconsin,  or  any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

19.  No Agency Relationship

     Nothing  herein  contained  shall be deemed to authorize or empower  either party to act as agent for the other party to this Agreement,  or to conduct business  in the  name,  or for the  account,  of the  other  party to this
     Agreement.

20.  Services Not Exclusive

     Nothing in this  Agreement  shall  limit or restrict  USBFS from  providing services to other  parties  that are similar or identical to some or all of the services provided hereunder.

21.  Invalidity

     Any  provision  of this  Agreement  which may be  determined  by  competent authority to be prohibited or unenforceable  in any jurisdiction  shall, as to such  jurisdiction,  be ineffective to the extent of such prohibition or unenforceability  without invalidating the remaining provisions hereof, and any such  prohibition or  unenforceability  in any  jurisdiction  shall not
     invalidate   or  render   unenforceable   such   provision   in  any  other
     jurisdiction.  In such case,  the  parties  shall in good  faith  modify or substitute  such  provision  consistent  with the  original  intent  of the parties.

22.  Notices

     Any notice  required or  permitted to be given by either party to the other shall be in  writing  and shall be  deemed  to have been  given on the date delivered  personally  or by courier  service,  or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed  received by facsimile  transmission  to the other party's address set forth below:

     Notice to USBFS shall be sent to:

                U.S. Bancorp Fund Services, LLC
                615 East Michigan Street
                Milwaukee, WI  53202
                Fax No.: __________________

     and notice to the Trust shall be sent to:

                Michael Luper
                Executive Vice President
                Olstein & Associates, L.P.
                Telephone No.: (914) 269-6111
                Fax No.: (914) 696-0737

23.  Multiple Originals

     This Agreement may be executed on two or more  counterparts,  each of which when so executed shall be deemed to be an original,  but such  counterparts shall together constitute but one and the same instrument.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

THE OLSTEIN FUNDS                                    U.S. BANCORP FUND SERVICES, LLC

By: /s/ Michael Luper                                By: /s/ Joseph Neuberger

Title: Treasurer and Chief Accounting Officer        Title: SVP

                                    Exhibit A
                                     to the
                       Fund Accounting Servicing Agreement

                                   Fund Names

                      Separate Series of THE OLSTEIN FUNDS

Name of Series

Olstein Financial Alert Fund